================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Quickturn Design Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                    EXHIBIT 42

FOR IMMEDIATE RELEASE

Contacts:
 QUICKTURN DESIGN SYSTEMS, INC.             ABERNATHY MacGREGOR FRANK
 Joan Powell                                Pauline Yoshihashi / Matt Sherman
 Director, Marketing Communications         (213) 630-6550 / (212) 371-5999
 (408) 914-6701
 joan@quickturn.com


         QUICKTURN ISSUES RESPONSE TO DELAWARE CHANCERY COURT DECISION

SAN JOSE, CALIF. -- October 12, 1998 -- Quickturn Design Systems, Inc. (Nasdaq:
QKTN) announced today that the Delaware Chancery Court has determined that a full trial will be necessary to consider the defenses raised by Quickturn to Mentor Graphics Corporation's (Nasdaq: MENT) complaint regarding amendments to certain provisions of Quickturn's Bylaws and its stockholder rights plan. The
trial is scheduled to begin on October 19, 1998.   The Chancery Court reached
its decision after considering the importance of the issues raised to the development of Delaware corporate law.

Quickturn issued the following statement:

     "Quickturn looks forward to a full and fair hearing of these important corporate governance issues. We believe the amendments to our Bylaws and stockholder rights plan are designed to protect the interests of Quickturn's stockholders. We believe that stockholders will benefit from a careful deliberation on these issues and we are confident that the Court will recognize the merits of our case."

Quickturn Design Systems, Inc. is the leading provider of verification products and time-to-market engineering (TtME(TM)) services for the design of complex ICs and electronic systems. The company's products are used worldwide by developers of high-performance computing, multimedia, graphics and communications systems. Quickturn is headquartered at 55 W. Trimble Road, San Jose, CA 95131-1013;
Telephone: 408/914-6000. For more information, visit the Quickturn Web site at www.quickturn.com or send e-mail to info@quickturn.com.

                                     # # #